Exhibit 99.1

February 24, 2015

Dear Stockholder,

Throughout the past year, Inland American has executed key aspects of its strategy by completing the disposition of a significant portion of its non-core portfolio and delivering liquidity events to its stockholders. In 2014, our company’s dispositions consisted of over $2 billion in assets in both individual property and portfolio transactions, including the sale of the Company’s select service hotel portfolio for approximately $1.1 billion. We also delivered liquidity events to our stockholders in the form of a modified Dutch-auction self-tender offer and the spin-off and listing of Xenia Hotel & Resorts, Inc. (“Xenia”).

As you know, each year we publish an estimated per share value of our common stock to assist broker dealers who sold our common stock in our initial and follow-on “best efforts” offerings to comply with the rules regarding account statement reporting published by the Financial Industry Regulatory Authority. The new estimated share value of Inland American is $4.00 per share, which is valued as of February 4, 2015, the date immediately following the spin-off of Xenia. While the asset values of our core retail and student housing platforms increased, these gains were offset by a drop in the value of our non-core portfolio.

As you probably remember, on February 3, 2015, we completed the spin-off and listing of Xenia. Xenia represented a significant portion of our assets, which are no longer included in our estimated share value calculation. It is important to understand that Xenia and Inland American now have different methodologies to calculate their values. Xenia’s shares are traded on the New York Stock Exchange and its value is impacted by overall stock market dynamics causing Xenia’s shares to potentially trade at a premium or discount to NAV. Unlike Xenia, Inland American uses the NAV method (described below) to determine its estimated value, which is consistent with the IPA guidelines for non-listed REITs but is not necessarily indicative of Inland American’s market value were its shares listed on a national securities exchange like Xenia. As the two companies have different methodologies for calculating value and since we did not perform a NAV calculation for Xenia, we cannot provide a combined valuation for the companies that is equivalent to a total combined NAV value for the two companies.

For the remainder of the portfolio, in order to arrive at our estimated share value, our Board engaged Real Globe Advisors, LLC, which is the same third-party valuation firm retained by our Board last year, to value Inland American’s real estate and calculate a range of estimated values. The per share value estimate was derived by using the IPA recommended net asset value (“NAV”) method. In general, it aggregates the value of each of our real estate assets by utilizing a discounted cash flow analysis for each asset, subtracts the fair-value of any debt, and divides the outcome by the number of our common shares outstanding. The NAV valuation method is the same method utilized by Real Globe and the company used last year.

In arriving at our estimated share value, we did not place any weight on the relationship between the NAV of traded REITs and their trading price, and did not attempt to quantify how that relationship may have impacted our estimated share value. The NAV method by which we arrived at our estimated share price does not factor in any premium or discount to NAV that could exist if our shares were listed on a national securities exchange.

We have provided a detailed explanation of the valuation method and process used to estimate a new per share value in a Form 8-K filed on February 24, 2015. We encourage you to read the filing in its entirety.

New Distribution Rate

Upon completing the spin-off of Xenia, our Board analyzed and reviewed our distribution rate and has announced a new distribution rate of $0.13 per share on an annualized basis.

A number of factors were considered in establishing the new distribution rate. As previously discussed, Xenia generated a substantial portion of our cash flows from operations and as a result, our previous distribution rate was not sustainable after the spin-off of Xenia. In addition, our Board determined that it is in the best interest of the company to retain additional operating cash flow in order to accumulate an appropriate level of capital reserves to enable the company to tailor and grow its multi-tenant retail and student housing platforms, as well as address future lease maturities and disposition plans related to several significant properties in our non-core portfolio.

We recognize the importance of the company’s distribution to many of our stockholders and we believe the new rate balances the desire of our stockholders for current yield while providing a strong base for increasing long-term stockholder value.

Changes to the Inland American Board of Directors

On February 18th, J. Michael Borden was appointed as Interim Chairman of the Inland American Board of Directors. The appointment of Mr. Borden follows the retirement and voluntary resignation of Robert Parks as director and Chairman of the Board. Inland American also announced that Brenda Gujral retired and voluntarily resigned from the Board. Mr. Parks’ and Ms. Gujral’s resignations were related to their retirements and not due to any disagreement with the company on any matter relating to the company’s operations, policies or practices.

The Board and management team at Inland American are deeply grateful to Bob and Brenda for their energy and years of service as Inland American directors and wish them both the best in their future endeavors. It has been a busy and exciting time for Inland American, and Bob and Brenda should be proud of everything the company has accomplished during their time on the Board.

In connection with the announcement, Inland American reduced the size of its Board from seven directors to six directors and appointed me (Thomas McGuinness) to fill the remaining vacancy.

Strategy Moving Forward for Inland American

Having completed the spin-off of Xenia, we remain committed to continuing the execution of our strategic initiatives and optimizing our portfolio. We believe we have made significant progress this year and intend to capitalize on this momentum in 2015 in our two core platforms – student housing and multi-tenant retail.

Looking at our student housing platform, we will seek to continue to expand our portfolio through tactical acquisitions and the development of new, best-in-class properties. We believe our portfolio is one of the best in the industry and we will look to build on this throughout 2015. We have an experienced and dedicated management team headquartered in Dallas whose members are well-respected and acknowledged leaders in the industry.

We also believe we have built a strong foundation over time in our multi-tenant retail platform. Our strategy includes focusing on key markets across the country and growing our presence in those markets. These key markets share fundamental characteristics such as job growth, increasing wages and population growth. Within these markets, we will look to invest in properties with high traffic patterns and low supply growth. We are confident about our investment opportunities in this space, particularly as national and regional retailers continue to place a premium on retail space in leading markets. We also may opportunistically dispose of multi-tenant retail properties to take advantage of market conditions or in situations where the properties no longer fit within our strategic objectives.

Our long-term strategy also includes the disposition of our non-core assets, which include office and industrial properties. This disposition strategy of our non-core assets will continue as we look to sell these assets in individual and small portfolio transactions over time in an effort to maximize their value.

FAQs from Stockholders

Q: When will Inland American revalue again in December of 2015 or February 2016?

A: At this time, we anticipate publishing a new estimated share value at the end of 2015.

Q: When will the Share Repurchase Program and Distribution Reinvestment Plan be reinstated?

A: The SRP and DRP will remain suspended indefinitely until further notice.

Q: What is the cost basis for the Xenia distribution on Feb. 3rd?

A: The cost basis for the Xenia distribution was calculated by using the average of the high and low trading price on the first day of trading February 4th. The average on February 4th was $22.075. You will see $22.08 on your statements mailed to you.

If your question was not covered above please do not hesitate to contact our Investor Services group at 855.377.0510. We also invite you to watch a video hosted by senior management, which will discuss the new estimated per share value and new distribution rate, and which will be available in March on the Inland American website - www.inlandamerican.com. We look forward to updating you throughout 2015 on our progress.

Sincerely,

INLAND AMERICAN REAL ESTATE TRUST, INC.

Thomas P. McGuinness

President & CEO

cc:  Trustee

Broker Dealer

Financial Advisor

Forward-Looking Statements in this letter, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representation, plans or predictions of the future and are typically identified by words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Similarly, statements that describe or contain information related to matters such as the Company’s intent, belief or expectation with respect to its financial performance, investment strategy and portfolio, cash flows, growth prospects and distribution rates and amounts are forward-looking statements. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain, and the Company’s actual results could differ materially from those anticipated in these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among others, the Risk Factors included in Inland American’s most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the Securities and Exchange Commission. Inland American intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this letter. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.